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                                    EXHIBIT 10

                          CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 13 to the Registration Statement of Massachusetts Mutual Variable Annuity Separate Account 2 - Flex Extra (Non-Qualified) segment on Form N-4 (Registration No. 33-7723), of our reports dated February 3, 1998 on our audits of Massachusetts Mutual Variable Annuity Separate Account 1 - Flex Extra segment (Qualified) and Massachusetts Mutual Variable Annuity Separate Account 2 - Flex Extra segment (Non-Qualified), and of our report dated February 6, 1998 on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


                                                   Coopers & Lybrand L.L.P.

Springfield, Massachusetts
April 24, 1998

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